UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Russell Investment Company

(Name of Registrant As Specified In Its Charter)

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RUSSELL INVESTMENT COMPANY

401 Union Street

18th Floor

Seattle, Washington 98101

May 28, 2026

SUSTAINABLE EQUITY FUND

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

REGARDING RECENT MONEY MANAGER CHANGES

An Information Statement regarding recent money manager changes related to the Sustainable Equity Fund (the “Fund”), a series of Russell Investment Company (“RIC”), is available for your review. This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or by mail. We encourage you to access and review all of the important information contained in the Information Statement.

The Fund is not soliciting proxy or consent authority, but is furnishing an Information Statement pursuant to Rule 14a-16 and 14c-2 under the Securities Exchange Act of 1934, as amended.

The Information Statement details recent money manager changes related to the Fund. Specifically, the Board of Trustees of RIC (the “Board”) has approved the selection of Lazard Asset Management LLC, Mirova US LLC, Pzena Investment Management, LLC and Wellington Management Company LLP to serve as new non-discretionary money managers to the Fund. At the same time, the Board approved the termination of Jacobs Levy Equity Management, Inc. as a discretionary money manager to the Fund and Beutel, Goodman & Company Ltd., Mar Vista Investment Partners, LLC and Nomura Investments Fund Advisers, a series of Nomura Investment Management Business Trust, as non-discretionary money managers to the Fund. These changes became effective on March 25, 2026.

RIC’s investment adviser is Russell Investment Management, LLC (“RIM”). The Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to RIM and RIC by the Securities and Exchange Commission. The order permits RIM to hire a money manager at any time, subject to the approval of the Fund’s Board, without a shareholder vote. Shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new money manager. The order allows the Fund, in lieu of physical delivery of the Information Statement, to make the Information Statement available online.

The full Information Statement will be available on RIC’s website at https://connect.rightprospectus.com/russellinvestments until at least 90 days after this notice was sent to you. A paper or email copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling 1-800-787-7354 or emailing service@russellinvestments.com.

If you want to receive more information regarding these recent money manager changes, you may request a paper or email copy of the Information Statement per the instructions above. Requests for a paper copy of the Information Statement must be made by the 90th day after this notice was sent to you in order to receive timely delivery. There is no charge to you for requesting a copy.

RUSSELL INVESTMENT COMPANY

401 Union Street

18th Floor

Seattle, Washington 98101

May 28, 2026

To Shareholders of the Sustainable Equity Fund (the “Fund”):

Enclosed is an Information Statement of Russell Investment Company (“RIC”) that details recent money manager changes related to the Fund. Specifically, the Board of Trustees of RIC (the “Board”) has approved the selection of Lazard Asset Management LLC (“Lazard”), Mirova US LLC (“Mirova”), Pzena Investment Management, LLC (“Pzena”) and Wellington Management Company LLP (“Wellington”) and to serve as new non-discretionary money managers to the Fund. At the same time, the Board approved the termination of Beutel, Goodman & Company Ltd., Jacobs Levy Equity Management, Inc., Mar Vista Investment Partners, LLC and Nomura Investments Fund Advisers, a series of Nomura Investment Management Business Trust, as money managers to the Fund. These changes became effective on March 25, 2026.

The attached Information Statement provides information about Lazard, Mirova, Pzena and Wellington , the new portfolio management contracts with Lazard, Mirova, Pzena and Wellington and the Board’s considerations in approving the new portfolio management contracts.

Please note that the Fund is not required to obtain shareholder approval for these money manager changes. We are not asking you for a proxy and you are requested not to send us a proxy.

If you have any questions regarding the Information Statement, please call 1-800-787-7354. A paper or email copy of the attached Information Statement may be obtained, without charge, by calling 1-800-787-7354.

Sincerely,

Ross Erickson
Treasurer
Russell Investment Company

RUSSELL INVESTMENT COMPANY

401 Union Street

18th Floor

Seattle, Washington 98101

INFORMATION STATEMENT

SUSTAINABLE EQUITY FUND

Under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission (“SEC”), this document is an Information Statement and is being furnished to shareholders of the Sustainable Equity Fund (the “Fund”), a series of Russell Investment Company (“RIC”). Russell Investment Management, LLC (“RIM”) serves as the investment adviser of the Fund.

The Fund employs a multi-manager approach whereby RIM manages a portion of the Fund’s assets based upon model portfolios provided by multiple non-discretionary money managers unaffiliated with RIM who employ distinct investment styles. The Fund’s money managers have non-discretionary asset management assignments pursuant to which they provide a model portfolio to RIM representing their investment recommendations, based upon which RIM purchases and sells securities for the Fund. RIM also manages the portion of the Fund’s assets that RIM determines not to manage based upon model portfolios provided by the Fund’s money managers. Prior to the changes described herein, the Fund employed both discretionary and non-discretionary money managers. RIM, as the Fund’s adviser, may change the allocation of the Fund’s assets at any time. The Order permits RIM to hire a money manager at any time, subject to the approval of the Board of Trustees of RIC (the “Board”), without a shareholder vote. Pursuant to the terms of the Order, the Fund is required to notify its shareholders within 90 days of when a new money manager is hired for the Fund.

Change of Money Managers

On December 9, 2025, the Board authorized the signing of portfolio management contracts to engage Lazard Asset Management LLC (“Lazard”), Mirova US LLC (“Mirova”), Pzena Investment Management, LLC (“Pzena”) and Wellington Management Company LLP (“Wellington”) as non-discretionary money managers with respect to a portion of the assets of the Fund determined by RIM. On that same date, the Board also authorized the termination of similar portfolio management contracts with Jacobs Levy Equity Management, Inc. (“JLEM”), as a discretionary money manager to the Fund, and Beutel, Goodman & Company Ltd. (“Beutel Goodman”), Mar Vista Investment Partners, LLC (“Mar Vista”) and Nomura Investments Fund Advisers, a series of Nomura Investment Management Business Trust (“Nomura”), as non-discretionary money managers to the Fund. On March 24, 2026, the portfolio management contracts with Beutel Goodman, JLEM, Mar Vista and Nomura were terminated.

Portfolio Management Contract

Effective December 9, 2025, RIM, as fiduciary for RIC, entered into new portfolio management contracts with Lazard, Mirova, Pzena and Wellington, respectively. The contracts will continue until May 31, 2027. Thereafter, each contract will continue in effect for successive annual periods if its continuance has been specifically approved at least annually by RIC’s Board, including the affirmative vote of a majority of the Trustees who are not parties to the contract, or “interested persons” (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of considering such approval. Each contract is automatically terminated if assigned. Each contract may be terminated without payment of any penalty by RIM or RIC immediately upon written notice to Lazard, Mirova, Pzena and Wellington, respectively, and by Pzena and Wellington upon 30 days’ written notice to RIM and by Mirova and Lazard upon 90 days’ written notice to RIM.

Board Approval of Portfolio Management Contracts

In evaluating the portfolio management contracts with Lazard, Mirova, Pzena and Wellington, the Board considered that the Fund, in employing a manager-of-managers method of investment, operates in a manner that is distinctly different from most other investment companies. In the case of most other investment companies, an advisory fee is paid by the investment company to its adviser which in turn, employs and compensates individual portfolio managers to make specific securities selections consistent with the adviser’s style and investment philosophy. In the case of the Fund, an advisory fee is paid by the Fund to RIM which in turn compensates the money manager firms hired to make specific securities recommendations.

The Board considered that RIM (rather than any money manager) is responsible under the investment advisory agreement for determining, implementing and maintaining the investment program for the Fund. Following the changes described herein, assets of the Fund generally have been allocated among the strategies of multiple non-discretionary money managers.

RIM is responsible for selecting, subject to Board approval, money managers for the Fund and for actively managing allocations and reallocations of assets among the money managers’ strategies. The Board has been advised that RIM’s goal is to construct and manage diversified portfolios in a risk aware manner. Each money manager for the Fund in effect performs the function of an individual portfolio manager who is responsible for recommending portfolio securities for the portion of the Fund assigned to it by RIM (each, a ‘‘segment’’) in accordance with the Fund’s applicable investment objective, policies and restrictions, any constraints placed by RIM upon its recommendation of portfolio securities and the money manager’s specified role in the Fund. RIM is responsible for communicating performance expectations to each money manager; supervising compliance by each money manager with the Fund’s investment objective and policies; authorizing money managers to recommend certain investment strategies for the Fund; and recommending annually to the Board whether portfolio management contracts should be renewed, modified or terminated. In addition to its annual recommendation as to the renewal, modification or termination of portfolio management contracts, RIM is responsible for recommending to the Board the additions of new money managers or terminations or replacements of existing money managers at any time when, based on RIM’s research and ongoing review and analysis, such actions are appropriate. RIM may impose specific investment constraints from time to time for each money manager intended to capitalize on the strengths of that money manager or to coordinate the investment activities of money managers for the Fund in a complementary manner. Therefore, RIM’s selection of money managers is made not only on the basis of performance considerations but also on anticipated compatibility with other money managers in the Fund. In light of the foregoing, the overall performance of the Fund over appropriate periods reflects, in great part, the performance of RIM in designing the Fund’s investment program, structuring the Fund, selecting an effective money manager with a particular investment style or sub-style for a segment that is complementary to the styles of the money managers of other Fund segments, and allocating assets among the money managers’ strategies in a manner designed to achieve the objectives of the Fund.

The Board considered that the prospectus for the Fund and other public disclosures emphasize to investors RIM’s role as the principal investment manager for the Fund, rather than the investment recommendation role of the Fund’s money managers, and describe the manner in which the Fund operates so that investors may take that information into account when deciding to purchase shares of the Fund.

At a meeting held on December 9, 2025, the Board received a proposal from RIM to approve new portfolio management contracts between RIM and Lazard, Mirova, Pzena and Wellington, respectively. The Trustees approved the terms of each proposed portfolio management contract with Lazard, Mirova, Pzena and Wellington based upon RIM’s recommendation to hire each money manager at the proposed fee rate; information as to the reason for the proposed change; information as to each money manager’s role in the management of the Fund’s investment portfolio (including the amount of Fund assets to be managed pursuant to each money manager’s strategy) and RIM’s evaluation of the anticipated quality of the investment advisory services to be provided by each money manager; information as to any significant business relationships between each money manager and RIM or Russell Investments Financial Services, LLC, the Fund’s underwriter; the Fund’s Chief Compliance Officer’s evaluation of the money manager’s compliance program, policies and procedures in relation to each money manager’s role in the management of the Fund’s investment portfolio, and certification that they were consistent with applicable legal standards; RIM’s explanation as to the lack of relevance of money manager profitability to the evaluation of portfolio management contracts with money managers because the willingness of each money manager to serve in such capacity depends upon arm’s-length negotiations with RIM; RIM’s awareness of the standard fee rates charged by each money manager to other clients; RIM’s belief that the proposed money manager fees would be reasonable in light of the anticipated quality of investment advisory services to be rendered; and the expected costs of transitioning Fund assets. The Trustees considered information provided by RIM that, based on Fund assets of approximately $162.7 million (as of June 2025), the proposed changes including any changes to the target allocation of Fund assets among the Fund’s money managers and RIM would increase by approximately $170,381 the aggregate money manager fees to be paid by RIM from its investment advisory fee as a result of the engagement of the money manager and, as a result, decrease its profitability from its relationship with the Fund. The Trustees’ approval also reflected their findings at prior meetings, including their May 19, 2025 meeting, where the Fund’s existing advisory agreement with RIM was approved, as well as information received throughout the course of the year, regarding the reasonableness of the aggregate investment advisory fees paid by the Fund, and the fact that the aggregate investment advisory fees paid by the Fund would not increase as a result of the implementation of the proposed money manager changes because the money manager’s investment advisory fees are paid by RIM.

Compensation

Under its advisory agreement with RIC, RIM receives an advisory fee from the Fund for its services. From its advisory fee, RIM, as agent for RIC, pays all Fund money managers for their investment recommendation services. The remainder of the fee is retained by RIM as compensation for its services and to pay expenses. Quarterly, each Fund money manager, including Lazard, Mirova, Pzena and Wellington, is paid a pro rata portion of its annual fee, based on the monthly average of all the assets allocated to its strategy. The annual rate of the advisory fees payable by the Fund to RIM as a percentage of the average daily net assets of the Fund is 0.55% (estimated to be $924,100 based on an assumed average asset level of $168,014,455 for the twelve months ended October 31, 2025, RIC’s fiscal year end). Prior to the changes described herein, the aggregate annual rate of the advisory fees payable by RIM to the Fund’s money managers was approximately 0.104% (estimated to be $174,231 based on the same asset level). Giving effect to the changes described in this notice including any changes to the target allocation of Fund assets among the Fund’s money managers and RIM, as applicable, the aggregate annual advisory fee payable by RIM to the Fund’s money managers would have been approximately 0.207% (estimated to have been $347,790 based on the same asset level). Because the money managers’ investment advisory fees are paid by RIM, the aggregate investment advisory fees paid by the Fund to RIM will not increase as a result of the changes described herein.

For the most recently completed fiscal year, the Fund paid no aggregate commissions to brokers affiliated with Lazard, Mirova, Pzena or Wellington.

The money managers may use brokerage commissions to pay for soft dollar research services. Any such use will be in accordance with Section 28(e) of the Securities Exchange Act of 1934.

Similar Investment Advisory Relationships

Lazard does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Mirova does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Pzena does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Wellington does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Additional Information About Lazard

Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, NY 10112, is wholly-owned by Lazard Freres & Co LLC. The sole member of Lazard Freres & Co LLC is Lazard Group LLC. The managing members of Lazard Group LLC are LLTD 2 S.A.R.L. and LLTD Corp II, which are owned by Lazard Holdings LLC and LLTD Corp I, respectively. Lazard Holdings LLC and LLTD Corp I are owned by Lazard, Inc., 30 Rockefeller Plaza, New York, NY 10112, a publicly traded company.

The names and principal occupations of the principal executive officers and each director or general partner of Lazard, all located at 30 Rockefeller Plaza, New York, NY 10112, are listed below.

Name	Principal Occupation/Title
Evan Russo	Chief Executive Officer
Nathan Paul	Chief Operating Officer
Arnaud Brillois	Global Head of Fixed Income and Chair of the Fixed Income Management Group
Jeremy Taylor	Chief Executive Officer, LAML, co-Head of European Distribution and co-Chair of the Sales & Marketing Management Group
Steve Wreford	Portfolio Manager / Analyst and member of the Fundamental Equity Management Group
Jennifer Ryan	Head of North America Distribution and co-Chair of the Sales & Marketing Management Group

Sophie De Nadaillac	Deputy CEO of Lazard Frères Gestion (LFG) and co-Head of European Distribution
Eric Van Nostrand	Global Head of Markets and Chief Economist

No officers or trustees of RIC are officers, employees, directors, general partners or shareholders of Lazard. In addition, since the beginning of RIC’s most recently completed fiscal year, no trustee of RIC has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Lazard, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIC’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Lazard or its parent or subsidiaries.

Additional Information About Mirova

Mirova US LLC, 888 Boylston Street, Boston, MA 02199-9897, is wholly-owned by Mirova S.A., an indirect subsidiary of Natixis Investment Managers (“Natixis IM”). Natixis IM, 43 Avenue Pierre Mendes France – 75013 – Paris, is wholly- owned by Natixis, 30 Avenue Pierre Mendès-France, France, a French investment banking and financial services firm. Natixis is wholly-owned by Banque Populaire Caisse d’Epargne (“BPCE”). BPCE, 7 promenade Germaine Sablon, 75013 Paris, is owned and controlled by banks comprising two autonomous and complementary retail banking networks consisting of the Caisse d’Epargne regional savings banks and the Banque Populaire regional cooperative banks.

The names and principal occupations of the principal executive officers and each director or general partner of Mirova, all located at 888 Boylston Street, Boston, MA 02199-9897, are listed below.

Name	Principal Occupation/Title
Jens Peers	Director, Chief Investment Officer
Ann-Laurence Roucher	Director
Philippe Zaouati	Chairperson
Guillaume Abel	Director
Zineb Bennani	Director, Chief Executive Officer
Paul-Marc Lachaud	Chief Compliance Officer

No officers or trustees of RIC are officers, employees, directors, general partners or shareholders of Mirova. In addition, since the beginning of RIC’s most recently completed fiscal year, no trustee of RIC has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Mirova, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIC’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Mirova or its parent or subsidiaries.

Additional Information About Pzena

Pzena Investment Management, LLC, 320 Park Ave., 8th Floor, New York, NY 10022, is wholly-owned by Pzena Investment Management, LP, 320 Park Ave., 8th Floor, New York, NY 10022. The general partner of Pzena Investment Management, LP is Pzena Investment Management GP, LLC, 320 Park Ave., 8th Floor, New York, NY 10022, which is controlled by Richard S. Pzena. The names and principal occupations of the principal executive officers and each director or general partner of Pzena, all located at 320 Park Ave., 8th Floor, New York, NY 10022, are listed below.

Name	Principal Occupation/Title
Richard Pzena	Principal, Chairman, Co-Chief Investment Officer and Portfolio Manager
Bill Lipsey	Principal, Vice Chairman
John Goetz	Managing Principal, Co-Chief Investment Officer and Portfolio Manager
Caroline Cai	Managing Principal, Chief Executive Officer and Portfolio Manager
Jessica Doran	Managing Principal, Chief Financial Officer and Treasurer
Evan Fire	Managing Principal, Chief Operating Officer
Allison Fisch	Managing Principal, President and Portfolio Manager
Geoff Bauer	Principal, Chief Legal Officer

No officers or trustees of RIC are officers, employees, directors, general partners or shareholders of Pzena. In addition, since the beginning of RIC’s most recently completed fiscal year, no trustee of RIC has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Pzena, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIC’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Pzena or its parent or subsidiaries.

Additional Information About Wellington

Wellington Management Company LLP is a limited liability partnership formed under Delaware law with no one individual controlling more than 5% of the firm. The managing partner of Wellington Management Company LLP is Wellington Investment Advisors Holdings LLP. The managing partner of Wellington Investment Advisors Holdings LLP is Wellington Group Holdings LLP. The managing partner of Wellington Group Holdings LLP is Wellington Management Group LLP. Each entity is located at 280 Congress Street, Boston, MA 02210.

The names and principal occupations of the principal executive officers and each director or general partner of Wellington, all located at 280 Congress Street, Boston, MA 02210, are listed below.

Name	Principal Occupation/Title
Jean M. Hynes	Chief Executive Officer
Stephen Klar	President
Laura A. Coyne	Managing Director, Counsel and Head of Legal, Americas
Erin K. Murphy	Senior Managing Director and Chief Financial Officer
Ihasan K. Speede	Managing Director and Chief Compliance Officer

No officers or trustees of RIC are officers, employees, directors, general partners or shareholders of Wellington. In addition, since the beginning of RIC’s most recently completed fiscal year, no trustee of RIC has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Wellington, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIC’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Wellington or its parent or subsidiaries.

Related Information

Russell Investment Management, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, provides or oversees the provision of all investment advisory and portfolio management services for the Fund.

Russell Investments Financial Services, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the principal distributor of Fund shares.

Russell Investments Fund Services, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the administrator of the Fund.

Additional Information

As permitted by law, only one copy of this Information Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified RIC of their desire to receive multiple copies of the Information Statements RIC sends. If you would like to receive an additional copy, please contact RIC by calling 1-800-787-7354 or writing to 401 Union Street, 18th Floor, Seattle, WA 98101. RIC will then promptly deliver a separate copy of the Information Statements to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of RIC’s Information Statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies should also direct requests as indicated.

If you have any questions about the changes described in this Information Statement or if you wish to obtain a copy of the Fund’s annual or semiannual reports to shareholders at no charge, please contact your Russell Investments authorized financial intermediary or RIC, at 401 Union Street, 18th Floor, Seattle, WA 98101 or 1-800-787-7354.